PRELIMINARY COPY - SUBJECT TO COMPLETION

TWO HARBORS INVESTMENT CORP
1601 UTICA AVENUE SOUTH, SUITE 900
ST. LOUIS PARK, MN 55416

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWO2026SM**

You may attend the meeting via the Internet and vote online during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83488-TBD

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWO HARBORS INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve the merger of Two Harbors Investment Corp. ("Two Harbors") with and into UWM Acquisitions 1, LLC ("Merger Sub"), a Delaware limited liability company and a wholly owned subsidiary of UWM Holdings Corporation, a Delaware corporation ("UWMC"), and the other transactions contemplated by the Agreement and Plan of Merger, dated as of December 17, 2025, by and among Two Harbors, Merger Sub and UWMC (as it may be amended from time to time) (the "Merger Proposal").	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Two Harbors' named executive officers that is based on or otherwise relates to the merger (the "Non-Binding Compensation Advisory Proposal").	☐	☐	☐
3. To approve any adjournment of the Two Harbors special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal (the "Adjournment Proposal").	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V83489-TBD

TWO HARBORS INVESTMENT CORP.
Special Meeting of Stockholders
[ ], 2026 [ ] AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes and appoints William Greenberg and Rebecca B. Sandberg, or either of them, as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held on [ ], 2026 at [ ] a.m. Eastern Time, at www.virtualshareholdermeeting.com/TWO2026SM and according to the discretion of the proxy holders at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if present at the meeting.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the Merger Proposal, FOR the Non-Binding Compensation Advisory Proposal, FOR the Adjournment Proposal, and according to the discretion of proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Special Meeting of Stockholders.

Continued and to be signed on reverse side